Exhibit 99.1

For Immediate Release

SOLO CUP ANNOUNCES FISCAL YEAR 2006 FINANCIAL RESULTS

HIGHLAND PARK, Ill., March 30, 2007—Solo Cup Company (the “Company”), a leading provider of disposable foodservice products, today announced its fiscal year 2006 financial results.

For the fiscal year ended December 31, 2006, the Company reported net sales of $2,489.9 million, versus $2,431.6 million for the fiscal year ended January 1, 2006. This increase in net sales reflects an increase in average realized sales price, partially offset by lower sales volumes. The increase in average realized sales price reflects price increases implemented over the past year in response to higher raw material costs for resin and paper. The volume decrease reflects general industry trends and shifts in the Company’s product mix as well as the effects of competitive pressure in the marketplace.

Gross profit was $265.1 million for the fiscal year ended December 31, 2006, a decrease of $44.1 million from the comparable period in 2005. This decrease primarily reflects the Company’s inability to fully recover raw material costs, higher energy and transportation costs and, to a lesser extent, the volume and product mix issues discussed above.

Selling, general and administrative expenses were $265.9 million for the fiscal year ended December 31, 2006, versus $267.3 million for the fiscal year ended January 1, 2006. This modest decrease is a result of lower integration expenses partially offset by increases in various professional expenses related to the new order management system, the development and implementation of the Company’s Performance Improvement Program, and the accounting restatement and related bank amendment process.

Depreciation and amortization expense was $100.8 million, net interest expense was $90.7 million and capital expenditures were $65.1 million for the fiscal year ended December 31, 2006.

Commenting on the Company’s fiscal year 2006 results, Robert M. Korzenski, Chief Executive Officer, said: “Our results were impacted by a continued challenging industry environment and increased raw material costs as well as certain customer and product mix issues. However, we have taken steps to improve our manufacturing and supply chain efficiencies, decrease our selling, general and administrative expenses, reduce our debt burden, and optimize our sales and marketing organization. We have also launched an integrated Performance Improvement Program designed to address all key value drivers, accelerate our turnaround, leverage our strengths, and achieve meaningful and sustainable improvements in our results. Through these efforts, coupled with the significant recent additions to our senior management team, we expect to better position the Company to meet our competitive challenges, improve our operational and financial performance, and create value for our investors in 2007 and beyond.”

The Company’s Performance Improvement Program, which it launched at the end of 2006, is aimed at achieving significant and sustainable increases in the Company’s operating results and cash flow. It is organized into three major components: Supply Chain; Selling, General and Administrative Expenses (“SG&A”); and Commercial Optimization. The Supply Chain component targets improvements in purchasing, manufacturing and inventory management. The SG&A component focuses on corporate costs. The Commercial Optimization component focuses on marketing and sales activities.

In December 2006, the Company entered into amendments to its first and second lien facilities which increased its borrowing capacity by $50 million, from $80 million to $130 million, under the term loan of its second lien facility, and which modified the financial covenants the Company is required to meet.

The Company will host a conference call beginning at 12:00 p.m. Central time (1:00 p.m. Eastern time) on Friday, March 30, 2007, to discuss its 2006 financial results. The conference call may be accessed by dialing 1-888-499-7814. A replay will be available for one week after the call by dialing 1-800-633-8284 and passcode 21333756.

Solo Cup Company is a $2.5 billion company exclusively focused on the manufacture of disposable foodservice products for the consumer/retail, foodservice, packaging, and international markets. Solo Cup has broad expertise in paper, plastic, and foam disposables and creates brand name products under the Solo, Sweetheart, Fonda, and Hoffmaster names. The Company was established in 1936 and has a global presence with facilities in Asia, Canada, Europe, Mexico, Panama and the United States. To learn more about the Company, visit www.solocup.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Such statements are based on management’s current reasonable and good faith expectations. A number of risks and uncertainties could cause results to differ from forward-looking statements. These risks and uncertainties include, among others, the impact of our significant debt on our financial health and operating flexibility, the ability of the Company to effectively implement the integrated performance improvement program and other initiatives designed to reduce cost and improve operating efficiencies, any material weaknesses in our internal control over financial reporting that are not remedied effectively, the impact of any legal or regulatory proceedings as a result of our restatement of our consolidated financial statements, the effect of general economic and competitive business conditions, increases in energy, raw material and other manufacturing costs, and fluctuations in demand for the Company’s products. For further details of these and other risks and uncertainties that may impact forward-looking statements and the Company’s business and financial results, see information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in our other filings made from time to time with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made.

Media Contact:	Analyst Contact:
Angie Chaplin, 312-577-1753	Richard Ryan, 847-579-3603
achaplin@digcommunications.com	richard.ryan@solocup.com

Schedule A

SOLO CUP COMPANY

Consolidated Statements of Operations

(in thousands)

	Fifty-two weeks ended December 31, 2006	Fifty-two weeks ended January 1, 2006
Net sales	$2,489,919	$2,431,557
Cost of goods sold (1)	2,224,867	2,122,452

Gross profit	265,052	309,105
Selling, general and administrative expenses	265,873	267,301
Impairment of goodwill	228,537	—
Loss (gain) on sale of property, plant and equipment	5,017	(6,069)

Operating income (loss)	(234,375)	47,873
Interest expense, net	90,705	72,550
Foreign currency exchange (gain) loss, net	(6,806)	4,262
Other income, net	(141)	(193)

(Loss) income before income taxes and minority interest	(318,133)	(28,746)
Income tax (benefit) provision	55,117	(8,960)
Minority interest	—	(409)

Net loss	$(373,250)	$(19,377)

(1)

Cost of goods sold for the fifty-two weeks ended December 31, 2006 includes a $9.8 million charge for excess and obsolete spare parts and finished goods inventory that resulted from changes in the Company’s accounting estimates, offset by a $22.1 million credit for the curtailment gains related to negotiated changes in postretirement benefits for certain active employees.

The following table reconciles adjusted EBITDA (non-GAAP measure) to net loss (GAAP measure):

(in thousands)

	Fifty-two weeks ended December 31, 2006	Fifty-two weeks ended January 1, 2006
Net loss (GAAP measure)	$(373,250)	$(19,377)
Interest expense, net	90,705	72,550
Income tax (benefit) provision	55,117	(8,960)
Depreciation and amortization	100,789	104,091

EBITDA (non-GAAP measure)	(126,639)	148,304
Goodwill impairment charge	228,537	—
Asset impairment	8,581	2,405
Loss (gain) on sale of property, plant and equipment	5,017	(6,069)
Spare parts and finished goods inventory valuation (1)	9,766	—
Postretirement benefit curtailment	(22,067)	—
Restructuring and integration expense, including severance	12,196	23,505
Other expenses (2)	17,512	2,454
Other non-cash expenses	304	—
Minority interest	—	(409)
Foreign currency exchange (gain) loss	(6,806)	4,262
Other expense, net	(91)	(193)

Adjusted EBITDA (non-GAAP measure)	$126,310	$174,259

(1)	Includes a $9.8 million charge for excess and obsolete spare parts and finished goods inventory that resulted from changes in the Company’s accounting estimates.
(2)

Includes expenses related to the implementation of an order management system, legal expenses related to resolution of contractual disputes arising from the Sweetheart acquisition, expenses related to the accounting restatement and certain other professional fees.

EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered alternatives to net loss, or any other performance measure derived in accordance with GAAP or as an alternative measure of liquidity. EBITDA and adjusted EBITDA are presented to provide a view to measures similar to those used for pricing under the terms of our First and Second Lien Credit Facilities and to those used in evaluating our compliance with certain covenants under our First and Second Lien Credit Facilities and the indenture governing our 8.5% Senior Subordinated Notes. They are also used as a metric to determine certain components of management compensation.